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                                                                    EXHIBIT 4.13

                              DECLARATION OF TRUST
                                       OF
                            GOODYEAR CAPITAL TRUST II


         DECLARATION OF TRUST, dated as of June 7, 2002, between The Goodyear Tire & Rubber Company, an Ohio corporation, as Sponsor (the "Sponsor") and JPMorgan Chase Bank as trustee (the "Property Trustee"), Chase Manhattan Bank USA, National Association, as trustee (the "Delaware Trustee"), and Stephanie W. Bergeron, as trustee (the "Regular Trustee") (the Property Trustee, the Delaware Trustee and the Regular Trustee, collectively the "Trustees").

         The Sponsor and the Trustees hereby agree as follows:

         1. The Delaware business trust created hereby shall be known as "Goodyear Capital Trust II" (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of ten dollars [$10.00]. The Regular Trustee hereby acknowledges receipt of such amount from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in such form as the Trustees may approve in accordance with the provisions of the Business Trust Act. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities representing undivided beneficial interests in the assets of the Trust ("Preferred Securities") in exchange for cash and investing the proceeds thereof in debt securities of the Sponsor, (ii) issuing and selling common securities representing undivided beneficial interests of the assets of the Trust ("Common Securities") to the Sponsor in exchange for cash and investing the proceeds thereof in debt securities of the Sponsor, and (iii) engaging in such other activities as are necessary or incidental thereto.

         3. At the time of issuance of the Preferred Securities, the Sponsor and the Trustees will enter into an Amended and Restated Declaration of Trust (the "Amended and Restated Declaration of Trust"), satisfactory to each party and having substantially the terms described in the Prospectus (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of the Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed necessary or advisable to effect the transactions contemplated in the Amended and Restated Declaration of Trust.

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         4. The Sponsor and the Trustees hereby authorize the Sponsor, as the sponsor of the Trust, in its discretion: (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 or on such other form or forms as may be appropriate, including without limitation any registration statement of the type contemplated by Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act") (any such registration statement, whether on Form S-3, another form or under Rule 462(b) being referred to herein as the "Securities Act Registration Statement"), including one or more prospectuses and prospectus supplements (collectively, the "Prospectus") and any pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of the Preferred Securities and certain other securities of the Sponsor and (b) if the Sponsor shall deem it desirable, a Registration Statement on Form 8-A (the "Exchange Act Registration Act"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities under Section 12 of the Securities Exchange Act of 1934, as amended; (ii) to prepare and file, if the Sponsor shall deem it desirable, with New York Stock Exchange, Inc. or any other exchange, automated quotation system, or over-the-counter market (collectively, the "Exchanges") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any Exchange; (iii) to prepare and file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for the Trust, may deem necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to negotiate the terms of and execute on behalf of the Trust one or more underwriting, other purchase agreements and related agreements among the Trust, the Sponsor and underwriters, dealer(s) or agent(s) relating to the Preferred Securities, as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (v) to execute and deliver on behalf of the Trust letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities. In the event that any filing referred to in clauses (i), (ii) or (iii) above is required by the rules and regulations of the Commission, any Exchange, the National Association of Securities Dealers, Inc. or state securities or blue sky laws, to be executed on behalf of the Trust by a Trustee, any natural person appointed pursuant to Section 5 hereof, in his or her capacity as trustee of the Trust, and the Sponsor are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

         5. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor that may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than three (3); and provided, further that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and meets other requirements imposed by applicable law (the "Delaware Trustee"). Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days' prior notice to the Sponsor.

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         6. The Trust may be dissolved and terminated at the election of the
Sponsor.

         7. This Declaration of Trust may be executed in one or more counterparts.

         8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                           THE GOODYEAR TIRE & RUBBER COMPANY,
                           as Sponsor


                           By:  /s/ Stephanie W. Bergeron
                                ------------------------------------------------
                                    Name:  Stephanie W. Bergeron
                                    Title:  Senior Vice President and Treasurer


                           JPMORGAN CHASE BANK,
                           as Property Trustee


                           By:  /s/ Patrick J. Healy
                                ------------------------------------------------
                                    Name:  Patrick J. Healy
                                    Title:  Vice President


                           CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION as Delaware Trustee


                           By:  /s/ Dennis Kelly
                                ------------------------------------------------
                                    Name:  Dennis Kelly
                                    Title:  Assistant Vice President


                           STEPHANIE W. BERGERON,
                           as Regular Trustee


                           /s/ Stephanie W. Bergeron
                           -----------------------------------------------------
                                    Stephanie W. Bergeron


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